Exhibit No. EX-99(i)
[GRAPHIC OMITTED]




                                 April 19, 2006


Gartmore Variable Insurance Trust
1200 River Road
Conshohocken, PA  19428

         Subject: Gartmore Variable Insurance Trust, a Delaware statutory trust (the "Trust") - Post-Effective Amendment No. 96, Amendment No. 97 to Registration Statement on Form N-1A, to be filed under the Securities Act of 1933 and the Investment Company Act of 1940 (the "Post-Effective Amendment")
                           -----------------------------------------------------

Ladies and Gentlemen:

                  This opinion is given in connection with the filing of the Post-Effective Amendment relating to an indefinite amount of authorized shares of beneficial interest, no par value, of the series of the Trust listed below.

                  In connection with our giving of this opinion, we have examined: (i) a copy of the Trust's Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004; (ii) the Trust's Amended and Restated Agreement and Declaration of Trust dated October 28, 2004, as amended to date; (iii) the Trust's Amended and Restated By-Laws; (iv) resolutions of the Trust's Board of Trustees adopted September 30, 2004, March 11, 2005, January 12, 2006 and March 10, 2006; and (iv) a Good Standing Certificate, dated April 18, 2006, from the Secretary of State of the State of Delaware.

                  Based upon the foregoing examination, it is our opinion that, upon the effectiveness of the Post-Effective Amendment for each of the shares of beneficial interest of the following series and classes of the Trust, when issued upon the terms and for the consideration described in the Post-Effective Amendment, will be legally issued, fully paid and non-assessable.

     1.       Van Kampen GVIT Comstock Value Fund (Class I, Class II, Class IV);
     2.       GVIT International Value Fund (Class I, Class II, Class III, Class IV, Class VI);
     3.       GVIT Mid Cap Index Fund (Class I, Class II, Class III, Class ID);
     4.       Federated GVIT High Income Bond Fund (Class I, Class III);
     5.       Gartmore GVIT Developing Markets Fund (Class I, Class II);
     6.       Gartmore GVIT Emerging Markets Fund (Class I, Class II, Class III, Class VI);
     7.       Gartmore GVIT Global Financial Services Fund (Class I, Class II, Class III);
     8.       Gartmore GVIT Global Health Sciences Fund (Class I, Class II, Class III, Class VI);
     9.       Gartmore GVIT Global Technology and Communications Fund (Class I, Class II, Class III, Class VI);
     10.      Gartmore GVIT Global Utilities Fund (Class I, Class II, Class III);
     11.      Gartmore GVIT Government Bond Fund (Class I, Class II, Class III, Class IV);
     12.      Gartmore GVIT Growth Fund (Class I, Class IV);
     13.      Gartmore GVIT International Growth Fund (Class I, Class II, Class III);


     14.      Gartmore GVIT Investor Destinations Aggressive Fund (Class II, Class VI);
     15.      Gartmore GVIT Investor Destinations Moderately Aggressive Fund (Class II, Class VI);
     16.      Gartmore GVIT Investor Destinations Moderate Fund (Class II, Class VI);
     17.      Gartmore GVIT Investor Destinations Moderately Conservative Fund (Class II, Class VI);
     18.      Gartmore GVIT Investor Destinations Conservative Fund (Class II, Class VI);
     19.      Gartmore GVIT Mid Cap Growth Fund (Class I, Class II, Class III, Class IV);
     20.      Gartmore GVIT Money Market Fund (Class I, Class IV, Class V, Class ID);
     21.      Gartmore GVIT Money Market Fund II (No Class Designation);
     22.      Gartmore GVIT Nationwide Fund (Class I, Class II, Class III, Class IV);
     23.      Gartmore GVIT Nationwide Leaders Fund (Class I, Class II, Class III);
     24.      Gartmore GVIT U.S. Growth Leaders Fund (Class I, Class II, Class III);
     25.      Gartmore GVIT Worldwide Leaders Fund (Class I, Class II, Class III);
     26.      GVIT S&P 500 Index Fund (Class I, Class II, Class IV, Class ID);
     27.      GVIT Small Company Fund (Class I, Class II, Class III, Class IV);
     28.      GVIT Small Cap Value Fund (Class I, Class II, Class III, Class IV);
     29.      GVIT Small Cap Growth Fund (Class I, Class II, Class III);
     30.      J.P. Morgan GVIT Balanced Fund (Class I, Class IV);
     31.      Van Kampen GVIT Multi Sector Bond Fund (Class I, Class III)
     32.      American Funds GVIT Growth Fund (Class II, Class VII);
     33.      American Funds GVIT Global Growth Fund (Class II, Class VII);
     34.      American Funds GVIT Asset Allocation Fund (Class II, Class VII);
     35.      American Funds GVIT Bond Fund (Class II, Class VII);
     36.      GVIT Bond Index Fund (Class II, Class VII, Class ID);
     37.      GVIT Small Cap Index Fund (Class II, Class VII, Class ID);
     38.      GVIT Enhanced Income Fund (Class II, Class VII, Class ID); and
     39.      GVIT International Index Fund (Class II, Class VI, Class VII, Class VIII, Class ID).

                  This letter expresses our opinion as to the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, but does not extend to the securities or "Blue Sky" laws of the State of Delaware or to federal securities or other laws.

                  We hereby consent to the use of this opinion as an exhibit to the Post-Effective Amendment.

                                           Very truly yours,

                                           STRADLEY, RONON, STEVENS & YOUNG, LLP


                                           BY: /s/ Barbara A. Nugent
                                           -------------------------------------
                                           Barbara A. Nugent, a partner